EXHIBIT 10.30

                     JOINT STUDY AGREEMENT
                              FOR
                NALNING-WUWEI BLOCK, SOUTH CHINA
                            BETWEEN
           CHINA NATIONAL OIL AND GAS EXPLORATION AND
                    DEVELOPMENT CORPORATION
                              AND
                    MOONDANCE ENERGY LIMITED
                  INDO-PACIFIC ENERGY LIMITED

                    18 MARCH 1996, GUANGZHOU

                            PREAMBLE

This Joint Study Agreement (hereinafter referred to as the "Agreement") is entered into by and between China National Oil and Gas Exploration and Development Corporation (hereinafter referred to as "CNODC"), a company organized and existing under the laws of the People's Republic of China, having its headquarters in Guangzhou, Guangzhou Province, P.R. China and the following parties:

Moondance Energy Limited, a company organized and existing under the laws of New Zealand, having its headquarters at 95C Hinemoa
Street, Birkenhead, Auckland, New Zealand; and

Indo-Pacific Energy Limited, a corporation formed under the laws of the Province of British Columbia, and having its headquarters at 1200-1090 West Pender Street, Vancouver, B. C., Canada, through a wholly-owned subsidiary; and

Moondance Energy Limited and Indo-Pacific Energy Limited are hereinafter collectively referred to as "MIP".

                           WITNESSETH
WHEREAS, all petroleum resources under the territory within the limits of national jurisdiction of the People's Republic of China are owned by the People's Republic of China; and

WHEREAS, MIP desire to cooperate with CNODC in the exploration and exploitation of petroleum resources and to first conduct a joint study within the Study Area; and agrees to be subject to the laws, decrees and other rules and regulations of the People's Republic of China in the implementation of this Agreement; and

WHEREAS, MIP has the capital, technical competence and professional skills necessary to carry out study Operation and wishes to carry out a Study Programme in the Study Area.

NOW, THEREFORE, it is mutually agreed by the parties as follows:

                            ARTICLE I
                           DEFINITIONS

In this Agreement, the following terms and condition shall have, unless otherwise specified herein, the meanings as set out as follows:

1.1 "Affiliate" in relation to the MIP parties means any company, any party or other legal entity

a) in whch any of the MIP parties hold, directly or indirectly, at least fifty percent (50%) of the shares entitled to vote, or
b) which hold, directly or indirectly, fifty percent (50%) of the shares entitled to vote int any of the MIP parties; or
c) in which at least fifty percent (50%) of the shares entitled to vote are owned directly or indirectly by a company , party or legal entity, which owns directly or indirectly at least fifty percent (50%) of the shares of any MIP party entitled to vote.

"Affiliate" in relation to CNODC means any subsidiary, branch or regional company of China National Petroleum Corporation (CNPC) or CNODC, as well as any entity or company in which CNPC or CNODC directly or indirectly holds fifty percent (50%) or more of the voting rights carried by its share capital.

1.2 "Dollars" means United States dollars.

1.3 "Effective Date" means the first day of the month following the date on which the Joint Study Agreement is signed.

1.4 "Joint Study" means the activities of combining CNODC's and MIP's effort to reach the objective as described in Article 2.

1.5 "Parties" means CNODC and MIP. "Party" means either of the Parties.

1.6 "Study Area" means the surface area demarcated and shown by the Geographical map and Coordinates of Connecting Points of the Boundary Lines of the Study Area in Annex 1.

1.7 "Sub-contractor" means any entity employed by MIP to perform specific tasks or duties in relation to the Study Operations.

1.8 "Study Operations" means all operations and activities under this Agreement, required in order to carry out the Study
Programme.

1.9 "Third Party" or Third Parties" means any individual or entit(ies) other than the Parties or their Affiliates.

1.10 "Study Term" means the period of this Agreement, including any extension period, as specified in Article 3 herein.

1.11 "Study Programme" means the basic contents of the Work Plan proposed by MIP and agreed by the Parties to be carried out in the Study Area.

1.12 "Study Team" means the group of representatives selected from CNODC and MIP which will be responsible for carrying out the Study Programme in accordance with Article 5 hereof.

1.13 "Work Plan" means a detailed schedule for evaluating the Study Area including the timing of sample collection, analysis and interpretation of data.

                           ARTICLE 2
                   OBJECTIVE OF THE AGREEMENT

2.1 The objective of this Agreement is to produce, through the Joint Study, a comprehensive research report that will demonstrate the petroleum potential of the Study Area.

     The basic contents of the Joint Study and the responsibilities of each of the Parties with respect to the preparation of the comprehensive research report are described in Articles 5 and 7 respectively. MIP shall be responsible to CNODC for the execution of the Study Programme in accordance with the provisions of this Agreement during the Study Term. MIP shall pay all costs associated with the agreed Study Programme.

                           ARTICLE 3
                           STUDY TERM

3.1  This Agreement shall remain in effect for a period of nine
(9) consecutive months from the Effective Date, unless extended under clause 3.4 of this Agreement.

3.2 By mutual agreement, both Parties may elect to extend the term of this Agreement for a period of no more than six (6) months, provided the Party wishing to extend the term of the Agreement notifies the other Party at least sixty (60) days prior to the end of the Study Term.

3.3 If at any time during the Study Term, MIP considers that no furhter work is necessary to evaluate the Study Area, it shall give CNODC two (2) months' notice of such termination and explain the reasons for the termination in writing. A final report, as required by Article 7, should be provided by Study Team before such termination.

3.4 If MIP elects to enter into negotiations for a Geophysical Survey Agreement (GSA) or Production Sharing Contract (PSC) covering all or part of the Study Area, then such negotiations can start during the Study Term or from the date of expiration of the Study Term; and shall be completed within a period of one hundred eighty (180) days from the expiration of the Study Term. This GSA will require MIP to complete a work commitment of Geophysical survey within the term of the GSA. All costs incurred pursuant to this GSA shall be charged to a joint venture account established for this purpose of this GSA, and these costs shall be recoverable under the relevant provisions of the PSC, and if MIP takes the option to enter into such PSC under the terms of the GSA.

3.5 MIP will have the exclusive right at any time during the Study Term to commence negotiations for a GSA or PSC with CNODC, for all or any part of the Study Area. CNODC will not negotiate with any party other than MIP regarding a PSC or any other petroleum exploration rights, nor consider and other applications for similar activities over all or any part of the Study Area, during the Study Term and for a period of one hundred eighty
(180) days from the date of election by MIP to enter into negotiations for a subsequent petroleum contract.

                          ARTICLE FOUR
                           STUDY TEAM

4.1 Within one (1) month from the Effective Date of the Agreement, both Parties will appoint representatives to form a Study Team (hereinafter also referred to as the "Team") and begin the Joint Study. Should either Party fail to appoint suitable representatives within the one (1) month, a one (1) month extension may be granted provided it had been agreed by the other Party. Representatives proposed by either Party for the Study Team shall be subject to the approval of the other Party.

     One of the members appointed by MIP shall be Team Leader and one of the members appointed by CNODC shall be Deputy Team
Leader. The Team Leaders shall report together to the president of vice-president of both Parties.

4.2 Subject to clause 4.1, there shall be 3 permanent members of the Study Team appointed by CNODC.

4.3 By mutual agreement between the parties, further members may be appointed to the Study Team.

4.4 All cost associated with the formation and functioning of the Study Team and incurred in accordance with the agreed Work Program will be borne by MIP. Remuneration and other costs concerned on the CNODC team members will be paid in accordance with the figures outlined in Annex 2.

4.5 The Study Team shall hold two meeting during the Study Term. The meetings shall be held in Hefei or such other place as may be mutually agreed between CNODC and MIP. The Team Leader and Deputy Team Leader shall jointly give notice of such meeting. This notice shall be given not less than 28 calendar days prior to the meeting, and shall provide the time and place of such meeting and an agenda and relevant date and information relating to the matters to be considered at that meeting. Either Party may be request one additional meeting during the Study Term, stating the special matters to be considered at such meeting. Within 1 Calendar days from such request, the Team Leader and Deputy Team Leader shall give notice of meeting in the manner as herein specified.

                           ARTICLE 5
                        STUDY PROGRAMME

5.1 In order to reach, through the Joint Study, the objective provided for in Article 2 hereof, the Parties agree to carry out during the Study Term, the Study Programme as set forth below, which shall constitute the phases of work of the Study
Operations:

a)   Data Base Inspection

Identification of the location, type, extent and quality of all geotechnical data pertinent to the Nanling and Wuwei Basins, including all relevant seismic and well information, and all field geological samples pertinent to reservoir and source potential.

A review to be made of available relevant literature and data;
and a Chinese and English index to be generated.

b)   Trial Seismic Reprocessing

Trial lines to be selected, consisting initially of no more than 2 line from the 1988 Nanling data set, two lines from the older Nanling 12 fold and 6 fold data sets, and possibly also a line from the Wuwei data set. Access to the field tapes to be sought, and reprocessing contracts awarded on a cost/quality basis to suitable processing centres in China or internationally.

c)   Seismic Remapping

A preliminary mapping, at Yanshan Unconformity and other levels, to be made, to aid in generation of a regional structural/stratigraphic cross-section. existing wells to be tied into the seismic.

d)   Field Geology

A preliminary field geology investigation to be conducted, with the following main objectives:



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-Investigation of structural styles in outcrop of the
Paleozoic-Mesozoic section, as an aid to seismic interpretation, potential reservoir delineation and geological transect generation.

-Investigation of post Yanshan Unconformity outcrop, particularly with respect to depositional environment and reservoir potential;
and sampling if appropriate for fluid inclusion analysis and reservoir properties.

-Investigation of main seeps and sampling if appropriate for typing and source correlation.

-generation of preliminary geological cross-section from northwest to southeast across both basins, incorporating both field and subsurface geological controls.

e)   Economic Evaluation

An investigation of the likely costs and operational problems of seismic acquisition, well drilling and other exploration operations. Potential costs of production and marketing of both oil and gas to be examined. The Risk-Return investment criteria of ongoing license operations and the fiscal, regulatory and operational criteria which can justify ongoing investment from the Western participants' point of view to be analyzed.

f)   Report Generation

A report to be generated n both Chinese and English which summarized the work to date, and defines the basis, if any, for future work.

5.2 The proposed Work Plan (Annex 3) may, at any time during the term of this Agreement and subject to prior consultation with CNODC, be revised by MIP to reflect the conclusions and/or decisions reached by the Study Team during Study Operations.

                           ARTICLE 6
                     RIGHTS AND OBLIGATIONS

6.1 Under the terms of this Agreement, the rights and obligations of CNODC shall include but not be limited to:

6.1.1 reviewing the Work Plan proposed by MIP to carry out the Joint Study;

6.1.2 participating in the whole research work under this Agreement;

6.1.3 assisting MIP in obtain the necessary permits and authorizations from the central and local authorities in order to enable the Study Team to complete the Study Operations;

6.1.4 providing data held by CNODC necessary for the Joint Study at MIP's cost; The cost to be met by MIP for data held by CNODC shall be intended to reimburse for the reasonable costs of reproduction and preparation of the relevant data;

6.1.5 assisting the Study Team to obtain and evaluate data held by any entity and other available data deemed necessary for and relevant to the Joint Study at MIP cost;

6.1.6 assisting MIP to go through formalities for importing and exporting data, samples and equipment relevant to the Joint
Study.

6.2 Under the terms of the Agreement the rights and obligations of MIP shall include but not be limited to:

6.2.1 performing the Study Operations in a professional and diligent manner, using the most appropriate scientific methods available to MIP;

6.2.2 payment of all approved costts related to and incurred by the Study Team in carrying out the Study Operations under MIP's Team in carrying out the Study Operations under Mip's management and direction. All costs incurred by MIP under this Agreement shall not be regarded as cost recoverable under any Production Sharing Contract that may be concluded by the Parties.

6.2.3 exporting of all property brought into the People's
Republic of China for the purpose of carrying out the Study
Operation;

6.2.4 transferring the total or any part of its rights and obligations under this Agreement to an affiliate or other parties (provided such assignment has been approved by CNODC); but such assignment shall not interfere with the performance of this Agreement. CNODC shall respond promptly within 10 working days when called upon to grant such approval.

                           ARTICLE 7
                          STUDY REPORT

7.1 The final result of the Joint Study shall be a comprehensive research report on the Study Area written by the Study Team. This report will provide a conceptual framework for further work in the Study Area. The draft of the report shall be submitted to CNODC before finalization for examination, to confirm that it has been completed in accordance with the Study Programme as mentioned in Article 5 hereof. The report shall be shared by the Parties. The final report shall be completed within the Study Term. MIP shall be responsible for printing the report and providing CNODC ten (10) copies in both English and Chinese versions within thirty (30) days after the end of the Study Term.

                           ARTICLE 8
                   CHINESE GOODS AND SERVICES

8.1 When executing the Joint Study, the Parties shall give priority to the use of Chinese goods and services, provided that they are competitive in terms of price, quality and time of delivery.

                           ARTICLE 9
                            TAXATION

9.1 Each Party shall be responsible for paying taxes imposed on the activities conducted under the Agreement subject to the tax laws and regulations of the People's Republic of China.

                           ARTICLE 10
               DATA CONFIDENTIALITY AND OWNERSHIP

10.1 Each party shall keep strictly confidential all samples, data and information received and produced hereunder, including the report specified in Article 7 hereof, and shall not disclose them to any Third Party without the prior written consent of the other Party.

10.2 Each party undertakes to hold all data and information produced as a direct result of this Agreement strictly confidential and to procure that employees and agents of both Parties hold all such data and information strictly confidential for a period of two (2) years from the termination of the Agreement, unless and to the extent that this Agreement is superceded by a Production Sharing Contract entered into by both Parties. Obligations under this Article shall not apply to:

a) data or information already in the public domain;

b) data or information which is published or otherwise becomes part of the public domain through no fault of either Party;

c) data or information which is required to be disclosed by applicable law, court order or regulation of a securities exchange.

10.3 The Parties and their Affiliates specified in Article 6.2.4 shall be bound by the confidentiality obligations under this Agreement.

10.4 The ownership of all data, records, samples and original data obtained during the Study Term shall vest in CNODC.

                           ARTICLE 11
                         FORCE MAJEURE

11.1 Neither Party shall be liable for any failure to perform the Study Programme which is caused by or is the result of was, strikes or any other labour disturbances, riots or civil commotions, denial of the use of all ports, shipping services or other means of public transport, fires, floods, earthquakes, epidemics or any other cause beyond the control of the Party so affected, rendering the fulfillment of its obligations under this Agreement impossible.

11.2 If the Study Operations are delayed, curtailed or prevented by such causes, and the time for carrying out the Study Operations thereby affected, the term of this Agreement and all rights and obligations hereof, shall be extended by a period no longer than the time involved, through mutual agreement of the Parties.

11.3 The Party whose ability to perform its obligations is so affected shall notify the other Party thereof in writing, stating the cause(s) and both Parties shall do all reasonable effort within their power to remove such cause(s).

                           ARTICLE 12
                         APPLICABLE LAW

12.1 The validity, interpretation and implementation of the Agreement shall be governed by the laws of the People's Republic of China. Failing the relevant provisions of the law of the People's Republic of China for the interpretation and implementation of this Agreement, the principles of applicable laws widely used in petroleum resources countries acceptable to the Parties shall be applicable.

                           ARTICLE 13
                  CONSULTATION AND ARBITRATION

13.1 Periodically, both Parties shall meet to discuss the progress of the Study Programme and will make every effort to settle amicably any problem arising therefrom.

13.2 If any dispute in regard to any part of this Agreement cannot be settled amicably, such dispute shall be referred to arbitration cconducted by the China International Economic and Trade Arbitration Commission (CIETAC), in accordance with the arbitration proceeding rules thereof.

13.3 If any Party does not agree to follow the procedure specified in Clause 13.2, then such dispute in connection with this Agreement shall be referred to three (3) arbitrators in Stockholm, Sweden and settled in accordance with the Arbitration
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Rules (1976) of the United Nations Commission on International
Trade Law ("UNCITRAL"). The appointing authority shall be the Arbitration Institute of the Stockholm Chamber of Commerce.

                           ARTICLE 14
                         MISCELLANEOUS

14.1 Notices

Notices and other communication required or permitted to be given under this Agreement shall be deemed to be given when delivered and received in writing, either by hand or through the mails, or by telex, facsimile or cable to the address hereunder specified:

Address of CNODC:

a)   by hand or mail:

CHINA NATIONAL OIL AND GAS EXPLORATION AND DEVELOPMENT
CORPORATION
30 Jiangnanxi Road, Guangzhou, 510240
P.R. China

b)   By facsimile:            86-20-4423974
     For the attention of:    Mr. Gao Younan, Vice President

Address of Moondance Energy Limited

a)   By hand or mail:

P.O. Box 8260, Perth Business Centre, WA 6849
129 Edward Street, Perth, WA
AUSTRALIA

b)   By facsimile:            61-9-227-9079
     For the attention of:    Mr. H. D. Kennedy, Chairman

Address of Indo-Pacific Energy Ltd.

a)   By hand or mail:

Suite 1200, 1090 West Pender Street
Vancouver, British Columbia
CANADA  V6E 2N7

b)   By facsimile:            1 604 682 1174
     For the attention of:    Mr. John Holland, President

14.2 Indemnity

Each Party shall indemnify, defend and hold harmless the other
Parties against all claims, losses and damages whatsoever caused by or resulting from its wrongful or negligent actions in connections with the performance of their obligations under this Agreement.

14.3 Language of the Agreement

This Agreement is made and entered into in the English language.

14.4 If there is any conflict between the Agreement and any Annex hereto, the provisions of this Agreement shall prevail.

14.5 Completeness of the Agreement

This Agreement and Annexes 1,2 and 3 attached hereto, constitute the entire understanding between the Parties and shall not be amended or changes without prior written consent of both Parties.

IN WITNESS WHEREOF, the parties have signed this Agreement on the day, date and year as set out hereunder.

FOR AND ON BEHALF OF:
MOONDANCE ENERGY LIMITED
/s/ H. D. Kennedy             NAME  H.D. Kennedy
TITLE   Chairman              DATE    18 March, 1996

FOR AND ON BEHALF OF:
INDO-PACIFIC ENERGY LTD.
/s/ John Holland              NAME  John Holland
TITLE   President             DATE   18 March, 1996

FOR AND ON BEHALF OF:
CHINA NATIONAL OIL AND GAS EXPLORATION AND DEVELOPMENT
CORPORATION
/s/ Zhang Baozhuang
NAME  Zhang Baozhuang
TITLE   President
DATE   18 March, 1996

                             ANNEX 1
            TURNING POINT COORDINATES OF NANLING BLOCK

Number         Coordinates
1              118 28 E, 31 44 N
2              118 28 E, 31 30 N
3              118 25 E, 31 30 N
4              118 25 E, 31 12 N
5              118 16 E, 31 12 N
6              118 16 E, 31 00 N

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7              117 50 E, 31 00 N
8              117 50 E, 30 35 N
9              118 31 E, 30 35 N
10             118 31 E, 31 00 N
11             118 40 E, 31 00 N
12             118 40 E, 31 10 N
13             118 42 E, 31 10 N
14             118 42 E, 31 37 N
15             118 50 E, 31 23 N
16             118 50 E, 31 37 N
17             118 38 E, 31 37 N
18             118 38 E, 31 44 N

Block Area: 5,250 sq km

          TURNING POINT COORDINATES OF THE WUWEI BLOCK

Number         Coordinates
1              118 10 E, 31 52 N
2              118 10 E, 31 40 N
3              118 00 E, 31 40 N
4              118 00 E, 31 30 N
5              117 40 E, 31 30 N
6              117 40 E, 31 00 N
7              118 16 E, 31 00 N
8              118 16 E, 31 12 N
9              118 25 E, 31 12 N
10             118 25 E, 31 30 N
11             118 28 E, 31 30 N
12             118 28 E, 31 52 N

Block Area: 5,000 sq. km

                             ANNEX 2
                      CNODC PERSONNEL COSTS

1.   GENERAL

1.1 This Annex 2, which forms an integral part of the Joint Study Agreement, is applicable to the representatives in the Study Team appointed by CNODC as described in Article 4 of the Agreement, and other CNODC personnel required for reconnaissance field trips mentioned in Article 5 of the Agreement, such as guides, drivers and laborers (hereinafter referred to as the "Field Helpers").

1.2 The personnel costs stipulated under Articles 2 and 3 of this Annex shall cover the salary element, the allowance element and other costs concerned paid by MIP to the CNODC Team members and the Field Helpers. MIP shall monthly send all such payments by telegraphic transfer to a bank account specified by CNODC in writing.

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1.3  The definitions set forth in Article 1 of the Agreement shall be applicable to this Annex.

2.   PERSONNEL COSTS OF THE CNODC TEAM MEMBERS AND THE FIELD
HELPERS

2.1  The CNODC Team members shall consist of no less than three
(3) CNODC staff during the period of the Study operations specified in Article 5 of the Agreement; and the Field Helpers shall be seconded from CNODC or its Affiliates by CNODC in accordance with work requirements. The number and qualifications of all Team members and Field Helpers seconded from CNODC or its Affiliates must be mutually acceptable to both Parties.

2.2 For the purpose of remuneration, the CNODC Team members shall be graded in accordance with their working capability and years of relevant working experience into four (4) salary scales, namely Category A, Category B, Category C and Category D, by the Parties. Field Helpers shall be classified as Category E. The salary for each category is as follows:

QUALITY                  CATEGORY       MONTHLY SALARY
Senior Geologist
(or Senior Geophysicist)      A              US$2,200
Geologist (or Geophysicist)   B              US$1,650
Assistant Geologist
(or Assistant Geophysicist)   C              US$1,320
Translator and Secretary      D              US$1,100
Field Helper                  E              US$15/day

The salaries ccosts and procedures specified in this Annex 2 shall remain unchanged until 1998 March 1, including such interval of any Geophysical Survey Agreement granted under
Article 3.4 of this Agreement that fails before this date.

2.3 From the date of formation of the Study Team, each of the CNODC Team members shall be paid a monthly salary after completing one whole month of work, or having completed twenty two (22) working days of work. For durations less than one (1) whole month or less than twenty two (22) working days, the salary payment shall be computed at the daily rate.

2.4 The daily rate for each category mentioned in Article 2.3 herein, shall be calculated by dividing the monthly salary specified in the aforesaid Article 2.2 by twenty two (22).

2.5 The Allowances and other costs concerned shall, in addition to the salaries as stipulated in Articles 2.2, 2.3 and 2. herein, be paid to the CNODC Team members as set forth below:

2.5.1 A daily allowance of ten (10) dollars shall be paid to each member of the Study Team, for each day that they work on an approved project of the Study programme. In addition, MIP shall meet all reasonable and approved accommodation, meals and travel expenses for Study Team members and Field Helpers, when they are working on an approved project of the Study program, at places in the P.R.C. outside their home bases.

2.5.2 In the event that the CNODC Team members are working abroad:

(1) the daily per-person allowance shall be thirty (30) dollars for meals and incidental expenses, and
(2) their air transportation between their home bases and foreign destinations. Local housing, local transportation and insurance shall also be paid by MIP.

3.   HOME LEAVE

In the event that an extension is sought to the initial Study
Term, each CNODC Study team member shall at that time become entitled to twenty (20) working days home leave, with the salary specified in Article 2.2 herein.

4.   Settlement of Payment

CNODC shall send a monthly invoice with respect to the salaries and allowances of the CNODC Team members and the Field Helpers stipulated in Articles 2 and 3 hereof to MIP, fifteen (15) days after the end of the month, together with the daily time sheets of the CNODC Team members and Field Helpers. These timesheets shall be signed by the Study Team members and also by the Deputy Team Leader, as a fair and accurate record of the days worked and expenses incurred on an approved project in the Study Programme.

MIP shall have the right, within 15 days from receipt of invoice, to dispute any time or expense not reasonably incurred in connection with an approved project of the Study Program, and shall pay all items of the invoice which are not disputed, within 30 days from receipt of invoice.

MIP shall make a cash advance of $10,000 to the bank designated by CNODC, upon commencement of the Study Programme, to cover initial salary and allowance and travel expenditures under this Annex. A financial resolution of this advance payment shall be made at the end of the Study Term.